OptimizeRx Reports First Quarter 2026 Financial Results and Updates Fiscal Year 2026 Guidance
-Q1 revenue totals $19.8 million
-Q1 net loss and adjusted EBITDA came in at $(0.5) million and $3.3 million, respectively
-2026 revenue guidance updated to $95-$100 million; adjusted EBITDA guidance unchanged at $21-$25 million
- Paid off an incremental $2.7 million in principal from term loan during Q1
-Completed debt refinancing, subsequent to end of Q1, with a $35 million traditional banking facility, resulting in expected $1.5 million in annual interest expense savings
-Launched operating efficiency initiatives, subsequent to end of Q1, with expected annualized savings of $3 million, including $1 million in 2026
WALTHAM, MA. – May 12, 2026 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), a leading provider of healthcare technology solutions helping life sciences companies reach and engage healthcare professionals (HCPs) and patients, today announced results for the three months ended March 31, 2026.
Financial Highlights
•Revenue in the first quarter of 2026 decreased 10% to $19.8 million when compared to $21.9 million in the same year ago period.
•GAAP net loss in the first quarter of 2026 narrowed to $(0.5) million, or $(0.03) per share, compared to net loss of $(2.2) million, or $(0.12) per share, in the same period of 2025.
•Non-GAAP net income in the first quarter of 2026 increased to $2.7 million, or $0.14 per diluted share, compared to Non-GAAP net income of $1.5 million, or $0.08 per diluted share, in the same period of 2025. (see *Non-GAAP Measures below)
•Adjusted EBITDA for the first quarter of 2026 increased to $3.3 million compared to $1.5 million in the same year ago period. (see *Non-GAAP Measures below)
•Cash and cash equivalents totaled $20.2 million as of March 31, 2026 as compared to $23.4 million as of December 31, 2025.
•Paid off $2.7 million of principal and exited the first quarter of 2026 with $23.6 million in debt.
•Subsequent to the end of the quarter, the Company refinanced its debt through Fifth Third Bank which lowers the interest rate by 625 basis points, an annual interest expense savings of approximately $1.5 million, through a $25 million term loan and an undrawn $10 million revolver.
Stephen Silvestro, OptimizeRx CEO commented, “We delivered a solid start to 2026, exceeding consensus for the quarter, reinforcing the strength and resilience of our operating model. While we are seeing some short to intermediate term disruption from ongoing most favored nations (MFN) pricing dynamics and other macroeconomic factors leading to more measured customer spending, we do not view these pressures as enduring obstacles.
“Importantly, the long-term shift toward digital, data-driven engagement across life sciences remains firmly intact and continues to provide a meaningful driver for our business. We are encouraged by the traction we are seeing with existing customers, particularly in instances where they are not directly impacted by MFN, and with mid-tier and emerging clients. As recently announced, we are also expanding our platform capabilities by opening our proprietary electronic health record network to demand-side platforms (DSPs), enabling media buyers to activate scalable, point of care campaigns within their clinical programmatic workflow. Providing programmatic access to DSPs will position us to significantly increase inventory utilization and unlock a new, high-growth revenue channel over time. We believe our differentiated network, deep integrations, and scalable model position us to capitalize on the significant long-term opportunity in front of us.”

	Rolling Twelve Months Ended March 31,
Key Performance Indicators (KPIs)**	2026	2025
	(in thousands, except percentages)
Average revenue per top 20 pharmaceutical manufacturers	$2,791	$2,963
Percent of total revenue attributable to top 20 pharmaceutical manufacturers	52%	63%
Net revenue retention	110%	114%
Revenue per average full-time employee	$801	$710
2026 Financial Outlook
The Company is updating its fiscal year 2026 guidance, and now expects revenue of $95 million to $100 million and adjusted EBITDA of $21 million to $25 million.
Conference Call, Webcast, and Webcast Replay Information
Date:        Tuesday, May 12, 2026
Time:        4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)
Toll Free:    1-877-407-9716
International:    1-201-493-6779
Conference ID:    13760191
Call Me:    https://callme.viavid.com/viavid/?callme=true&passcode=13760191&h=true&info=company-email&r=true&B=6
Webcast:     https://viavid.webcasts.com/starthere.jsp?ei=1760247&tp_key=80ee98d522

Webcast Replay: The archived webcast will be on the investor relations section of the OptimizeRx website
Individual Meeting Invitation
In an effort to increase relations with institutional investors, OptimizeRx management has dedicated time to hosting individual meetings with portfolio managers and analysts. If you are interested in scheduling a meeting with OptimizeRx management, please contact: adsilva@optimizerx.com or dfarrell@lifesciadvisors.com.
*Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors and, for historical periods, a reconciliation of these measures to the most directly comparable GAAP measures are included in the supplemental tables that follow.
Although the Company provides guidance for adjusted EBITDA, a non-GAAP financial measure, it is not able to provide guidance to the most directly comparable GAAP measure. Reconciliations for forward-looking figures would require unreasonable effort at this time because of the uncertainty and variability of the nature and amount of certain components of various necessary GAAP components, including, for example, those related to compensation, acquisition expenses, other income, amortization or others that may arise during the year, and the Company’s management believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

**Definition of Key Performance Indicators
Top 20 pharmaceutical manufacturers: We have updated the definition of “top 20 pharmaceutical manufacturers” in our key performance indicators to be based upon Fierce Pharma’s most updated list of “The top 20 pharma companies by 2025 revenue”. We previously used “The top 20 pharma companies by 2024 revenue”. As a result of this change, prior periods have been restated for comparative purposes.
Net revenue retention: Net revenue retention is a comparison of revenue generated from all clients in the previous period to total revenue generated from the same clients in the following year (i.e., excludes new client relationships for the most recent year).
Revenue per average full-time employee: We define revenue per average full-time employee (FTE) as total revenue over the last 12 months (LTM) divided by the average number of employees over the LTM, which is calculated by taking our total number of FTEs at the end of the prior year period by our total FTE headcount at the end of the most recent period.
About OptimizeRx
OptimizeRx is a leading healthcare technology company that’s redefining how life science brands connect with patients and healthcare providers. Our platform combines innovative artificial intelligence (AI)-driven tools like the Dynamic Audience Activation Platform (DAAP) and Micro-Neighborhood Targeting (MNT) to deliver timely, relevant, and hyper-local engagement. By bridging the gap between HCP and DTC strategies, we empower brands to create synchronized marketing solutions that drive faster treatment decisions and improved patient outcomes.
Our commitment to privacy-safe, patient-centric technology ensures that every interaction is designed to make a meaningful impact, delivering life-changing therapies to the right patients at the right time. Headquartered in Waltham, Massachusetts, OptimizeRx partners with some of the world’s leading pharmaceutical and life sciences companies to transform the healthcare landscape and create a healthier future for all.
For more information, follow the Company on X, LinkedIn or visit www.optimizerx.com.
Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates”, “believes”, “estimates”, “expects”, “forecasts”, “intends”, “plans”, “projects”, “targets”, “designed”, “could”, “may”, “should”, “will” or other similar words and expressions are intended to identify these forward-looking statements. All statements that reflect the Company’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to the Company’s future performance, expected revenues, expected adjusted EBITDA, ability to reinforce the strength and resilience of the Company’s operating model, macroeconomics factors not expected to be enduring disruptions, digital, data-driven engagement remaining intact and continuing to be a meaningful driver for the business, current and future traction with existing and new customers, plans to successfully launch programmatic access to the Company’s authenticated EHR network, programmatic access will increase inventory utilization and unlock high-growth revenue channel, ability to capitalize on significant long-term opportunity, plans to grow shareholder value creation, plans to continue the Company’s growth and transformation, plans to position the Company to become a sustained “Rule of 40” company, increased market volatility, engagement across the Company’s network, , and other statements relating to future performance, plans, and expectations. These forward-looking statements are based on the Company’s current expectations and involve assumptions regarding the Company’s business, the economy, and other future conditions that may never materialize or may prove to be incorrect. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties including, but not limited to, the effect of government regulation, seasonal trends, dependence on a concentrated group of customers, cybersecurity incidents that could disrupt operations, the ability to keep pace with growing and evolving technology, the ability to maintain contracts with electronic prescription platforms and electronic health records networks, competition, and other factors discussed in the Company’s Annual Report on

Form 10-K for the fiscal year ended December 31, 2025, its subsequent Quarterly Reports on Form 10-Q, and in other filings the Company has made and may make with the Securities and Exchange Commission in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.
OptimizeRx Contact
Andy D’Silva, Chief Business Officer
adsilva@optimizerx.com
Investor Relations Contact
Douglas Farrell
LifeSci Advisors, LLC
dfarrell@lifesciadvisors.com

OPTIMIZERX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31, 2026	December 31, 2025
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$20,169	$23,365
Accounts receivable, net of allowance for credit losses of $260 at March 31, 2026 and December 31, 2025	31,989	37,752
Taxes receivable	871	752
Prepaid expenses and other	3,136	2,846
Total current assets	56,165	64,715
Property and equipment, net	107	106
Other assets
Goodwill	70,869	70,869
Patent rights, net	4,426	4,586
Technology assets, net	6,576	6,870
Tradename and customer relationships, net	28,751	29,340
Operating lease right-of-use assets	352	404
Security deposits and other assets	18	28
Total other assets	110,992	112,097
TOTAL ASSETS	$167,264	$176,918

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$2,000	$4,255
Accounts payable	3,066	1,636
Accrued expenses	3,592	11,591
Revenue share payable	955	3,086
Current portion of lease liabilities	177	193
Deferred revenue	669	503
Total current liabilities	10,459	21,264
Non-current liabilities
Long-term debt, net	21,343	21,421
Lease liabilities, net of current portion	196	234
Deferred tax liabilities, net	5,655	5,705
Total liabilities	37,653	48,624
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding at March 31, 2026 or December 31, 2025	—	—
Common stock, $0.001 par value, 166,666,667 shares authorized, 20,506,472 and 20,500,986 shares issued at March 31, 2026 and December 31, 2025, respectively	21	20
Treasury stock, $0.001 par value, 1,741,397 shares held at March 31, 2026 and December 31, 2025	(2)	(2)
Additional paid-in-capital	209,323	207,512
Accumulated deficit	(79,731)	(79,236)
Total stockholders’ equity	129,611	128,294
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$167,264	$176,918

OPTIMIZERX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data, unaudited)

	For the Three Months Ended March 31,
	2026	2025

Net revenue	$19,844	$21,928

Expenses
Cost of revenues, exclusive of depreciation and amortization presented separately below	4,912	8,584
Sales and marketing	4,729	4,985
General and administrative expenses	3,513	4,557
Research and development	3,402	3,252
Stock-based compensation	1,828	1,558
Depreciation and amortization	1,064	1,094
Total expenses	19,448	24,030
Income (loss) from operations	396	(2,102)
Other income (expense)
Interest expense	(1,155)	(1,297)
Other income	38	39
Interest income	77	88
Total other expenses, net	(1,040)	(1,170)
Loss before provision for income taxes	(644)	(3,272)
Income tax benefit	149	1,073
Net loss	$(495)	$(2,199)
Weighted average number of shares outstanding – basic	18,761,622	18,470,808
Weighted average number of shares outstanding – diluted	18,761,622	18,470,808
Loss per share – basic	$(0.03)	$(0.12)
Loss per share – diluted	$(0.03)	$(0.12)

OPTIMIZERX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	For the Three Months Ended March 31,
	2026	2025
OPERATING ACTIVITIES:
Net loss	$(495)	$(2,199)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,064	1,094
Stock-based compensation	1,828	1,558
Amortization of debt issuance costs	358	174
Changes in:
Accounts receivable	5,763	5,492
Prepaid expenses and other assets	(290)	74
Accounts payable	1,430	1,225
Revenue share payable	(2,131)	(3,310)
Accrued expenses and other liabilities	(7,989)	854
Operating lease liabilities	(2)	—
Taxes receivable and payable	(119)	(431)
Deferred tax liabilities	(50)	(705)
Deferred revenue	166	38
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(467)	3,864

INVESTING ACTIVITIES:
Purchases of property and equipment	(21)	(27)
Capitalized software development costs	—	(57)
NET CASH USED IN INVESTING ACTIVITIES	(21)	(84)

FINANCING ACTIVITIES:
Cash paid for employee withholding taxes related to the vesting of restricted stock units	(17)	(87)
Repayment of long-term debt	(2,691)	(500)
NET CASH USED IN FINANCING ACTIVITIES	(2,708)	(587)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,196)	3,193
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	23,365	13,380
CASH AND CASH EQUIVALENTS - END OF PERIOD	$20,169	$16,573

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$798	$1,121
Cash paid for income taxes	$12	$—

OPTIMIZERX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except share and per share data, unaudited)
This earnings release includes certain financial measures that are not prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures are performance measures that are not defined under GAAP and should be considered in addition to, and not as a substitute for, the most directly comparable GAAP measures. They may also not be comparable to similarly titled measures reported by other companies. Management believes that presenting these non-GAAP financial measures provides useful supplemental information that facilitates comparison of the Company's historical operating results and trends, and offers transparency into how management evaluates the business. Management uses these measures in making financial, operating and planning decisions and in evaluating the Company's performance. Excluding items that management does not consider reflective of ongoing operating results improves the comparability of year-over-year results and helps investors better understand the Company’s underlying performance. These adjustments may include items such as asset impairment charges, amortization, stock-based compensation, acquisition expenses, severance related to executive departures and reductions in force initiatives, shareholder activist related fees, CEO search fees, other income, and other items that management believes are not related to the Company’s ongoing performance.

	Three Months Ended March 31,
	2026	2025
Net loss	$(495)	$(2,199)
Depreciation and amortization	1,064	1,094
Stock-based compensation	1,828	1,558
Severance expenses	30	275
Shareholder activist related fees	—	451
CEO search fees	—	225
Other income	(38)	(39)
Amortization of debt issuance costs	358	174
Non-GAAP net income	$2,747	$1,539

Non-GAAP net income per share
Diluted	$0.14	$0.08
Weighted average shares outstanding:
Diluted	19,107,036	18,579,012

	Three Months Ended March 31,
	2026	2025
Net loss	$(495)	$(2,199)
Depreciation and amortization	1,064	1,094
Income tax benefit	(149)	(1,073)
Stock-based compensation	1,828	1,558
Severance expenses	30	275
Shareholder activist related fees	—	451
CEO search fees	—	225
Other income	(38)	(39)
Interest expense, net	1,078	1,209
Adjusted EBITDA	$3,318	$1,501